UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 28, 2004

                                TIME WARNER INC.

             (Exact Name of Registrant as Specified in its Charter)


         Delaware                          1-15062                13-4099534
         --------                          -------                ----------
(State or Other Jurisdiction of    (Commission File Number)       (IRS Employer
   Incorporation)                                            Identification No.)

                One Time Warner Center, New York, New York 10019
                ------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

                                  212-484-8000
                                  ------------
              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amendment of Employment Agreement with Don Logan

     On October 28, 2004, Time Warner Inc. (the "Company") and Don Logan entered into a letter amendment dated October 21, 2004 to Mr. Logan's employment agreement with the Company. The amendment, which was approved by the Compensation and Human Development Committee of the Board of Directors (the "Compensation Committee"), extends the term of Mr. Logan's employment as the Company's Chairman, Media and Communications Group, by two years to December 31, 2006. A copy of the amendment is filed as Exhibit 99.1 to this report and incorporated herein by reference.

     Mr. Logan's compensation and benefits will not change as a result of the amendment, with a minimum annual salary of $1 million, a discretionary cash bonus in a target amount of $4.5 million (subject to a maximum amount determined pursuant to the Company's Annual Bonus Plan for Executive Officers), and long-term incentive compensation through participation in the Company's stock option and other incentive compensation plans in amounts determined by the Compensation Committee. Mr. Logan also will continue to participate in the Company's retirement and benefit programs as provided under the employment agreement.

     The amendment contains a provision similar to the early termination right Mr. Logan had under the employment agreement with respect to 2002 and 2003. As amended, Mr. Logan can elect in September 2005 to terminate his full-time employment with the Company effective as of January 1, 2006 and become a part-time employee through December 31, 2009 at an annual salary equal to $1.25 million, but with no bonus. If Mr. Logan does not make such an election and the term of employment is not further extended, then beginning January 1, 2007 he will become a part-time employee of the Company through December 31, 2009 at an annual salary of $1.25 million, and retire from the Company effective December 31, 2009.

     Under the non-competition provisions, Mr. Logan cannot provide services to another entity that is in competition with the Company, as defined in the amendment, while he is employed by the Company, including during any period he is a part-time employee or during any severance period.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit         Description
-------         -----------

99.1 Letter Amendment dated October 21, 2004 to Employment Agreement between Time Warner Inc. and Don Logan (entered into October 28,
                2004).

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          TIME WARNER INC.


                                          By: /s/ Wayne H. Pace
                                             -----------------------------------
                                             Name:  Wayne H. Pace
                                             Title: Executive Vice President and
                                                    Chief Financial Officer

  Date:  November 3, 2004

                                  EXHIBIT INDEX



Exhibit                                 Description
-------                                 -----------
 99.1 Letter Amendment dated October 21, 2004 to Employment Agreement between Time Warner Inc. and Don Logan (entered into October 28,
                2004).